Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6

*CUSIP:  21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 17, 2026.

INTEREST ACCOUNT

Balance as of February 15, 2026		$0.00
Swap Receipt Amount		$0.00
Scheduled Income received on securities		$431,333.10
Unscheduled Income received on securities		$0.00
LESS:
Swap Distribution Amount		0.00
Distribution to the Holders	-$	431,333.10
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of August 17, 2026		$0.00

PRINCIPAL ACCOUNT

Balance as of February 15, 2026		$0.00
Scheduled principal payment received on securities		$0.00
LESS:
Distribution to Holders	-$	0.00
Balance as of August 17, 2026		$0.00

UNDERLYING SECURITIES HELD AS OF February 15, 2026

Principal Amount	Title of Security
$13,596,000	Goldman Sachs Capital I, 6.345% Capital Securities due February 15, 2034 *CUSIP: 38143VAA7

CREDIT SUPPORT AS OF August 17, 2026

Notional Amount	Title of Security
$13,596,000	Swap Agreement Dated as of March 19, 2004 between the Trust and Lehman Brothers Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.